Exhibit 99.1

For Immediate Release

June 23, 2021

Company Contact: Michael Caruso SVP, Corporate Finance & Investor Relations 585.402.7842

Broadstone Net Lease Provides Updates on Second Quarter Acquisitions and Portfolio Performance

ROCHESTER, N.Y. – Broadstone Net Lease, Inc. (NYSE: BNL), an internally-managed real estate investment trust (“BNL,” the “Company,” “we,” “our,” or “us”), today provided an update on its recent business activities.

QUARTER-TO-DATE UPDATES

Quarter-to-date, we have invested $134.5 million, excluding capitalized acquisition costs, to acquire 14 properties at a weighted average initial cash cap rate of 6.2%. “Cash cap rate” represents the first-year cash yield estimated by us to be generated by a property that we acquire, based on the contractually specified base rent in place for the first full year after the date of our acquisition, divided by the purchase price of the property. The acquisitions included properties in industrial and retail asset classes located across 13 states with a weighted average initial lease term and minimum annual base rent increases of 14.7 years and 1.3%, respectively. Year-to-date, we have acquired 42 properties in 8 separate transactions for a total of $221.8 million.

We continue to build and evaluate a robust pipeline of potential investment opportunities predominantly focused on industrial, healthcare, and retail property sectors and currently have $176.6 million of properties under control, which we define as under contract or executed letter of intent. Year-to-date, we have a total of $398.5 million of acquisitions either closed or currently under control. There can be no assurance that any of the acquisitions currently under control will be completed.

As of May 31, 2021, our portfolio included 660 properties located in 41 U.S. states and one property located in British Columbia, Canada, and was 99.7% occupied. We collected 100% of base rents due for April and May of 2021.

About Broadstone Net Lease, Inc.

BNL is an internally-managed REIT that acquires, owns, and manages primarily single-tenant commercial real estate properties that are net leased on a long-term basis to a diversified group of tenants. The Company utilizes an investment strategy underpinned by strong fundamental credit analysis and prudent real estate underwriting. As of March 31, 2021, BNL’s diversified portfolio consisted of 661 individual net leased commercial properties with 660 located in 41 U.S. states and one property located in Canada across the industrial, healthcare, restaurant, office, and retail property types.

Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, our plans, strategies, and prospects, both business and financial. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “should,” “expect,” “intend,” “anticipate,” “estimate,” “would be,” “believe,” “continue,” or other similar words. Forward-looking statements, including our 2021 guidance, involve known and unknown risks and uncertainties, which may cause

BNL’s actual future results to differ materially from expected results, including, without limitation, risks and uncertainties related to the COVID-19 pandemic and its related impacts on us and our tenants, general economic conditions, local real estate conditions, tenant financial health, property acquisitions, and the timing and uncertainty of completing these acquisitions, and uncertainties regarding future distributions to our stockholders. These and other risks, assumptions, and uncertainties are described in Item 1A “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on February 25, 2021, which you are encouraged to read, and is available on the SEC’s website at www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. The Company assumes no obligation to, and does not currently intend to, update any forward-looking statements after the date of this press release, whether as a result of new information, future events, changes in assumptions or otherwise.